Exhibit 3.1
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                          CERTIFICATE OF INCORPORATION
                                       OF
                              AMICI VENTURES, INC.

                Under Section 402 of the Business Corporation Law


         The undersigned, for the purpose of forming a corporation pursuant to
Section 402 of the Business Corporation Law of the State of New York, do hereby certify:

         1.       Name of the Corporation:

                  The name of the corporation is Amici Ventures, Inc.

         2.       Purpose:

                  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board agency, or other body without such consent or approval first being obtained.

         3.       Address:

                  The office of this corporation is to be located in the City of New York, County of New York, State of New York.

         4.       Authorized Shares:

                  The aggregate number of shares which this corporation shall have the authority to issue is thirty million (30,000,000) shares of common stock, par value of $.001 per share.

         5.       Agent:

                  The Secretary of State of the State of New York is hereby designated the agent of this corporation upon whom process against this corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against this corporation served upon him as agent of this corporation is c/o Law Office of Joseph Sierchio, 41 East 57th Street, Penthouse A, New York, New York 10022.

         6.       Duration:

                  The duration of the corporation shall be perpetual.




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  7.       Incorporator:

           Name                                       Address

           Rose Ann Murano                            41 East 57th Street
                                                      New York, New York 10022

         IN WITNESS WHEREOF, the undersigned have signed, and acknowledged this certificate of incorporation this 30th day of August, 1995.



                                              /s/ Rose Ann Murano
                                              -------------------
                                                      Rose Ann Murano

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